EXHIBIT 24.2

EXHIBIT 24.2

BB&T CORPORATION
RESOLUTIONS OF THE BOARD OF DIRECTORS

           FURTHER RESOLVED, That each officer and director of the Corporation who may be required to execute the Registration Statement (whether on behalf of the Corporation or as an officer or director of the Corporation) hereby is authorized to execute a power of attorney nominating, constituting and appointing John A. Allison, Scott E. Reed and M. Patricia Oliver, or any one of them severally, to be his or her true and lawful attorney-in-fact and to sign in his or her name and on his or her behalf in any and all capacities stated above, and to file with the SEC the Registration Statement and to file any and all amendments, including post-effective amendments on Form S-8 or other appropriate form, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated above to enable the Corporation to comply with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and all requirements of the SEC;

           THIS IS TO CERTIFY that the foregoing is a true and correct copy of resolutions duly adopted by the Board of Directors of BB&T Corporation at a meeting held the 22nd day of June, 2004.

By:	/s/ M. Patricia Oliver
M. Patricia Oliver
Executive Vice President, Secretary
and General Counsel

[Corporate Seal]